MANAGEMENT AND CONSULTING AGREEMENT

This consulting Agreement is made effective this 12th day of December 1998 by an between Rexon Limited, ("Consultant") a corporation with offices located at P.O. Box 2321, 1211-Geneva 1, Switzerland and Docuport, Inc. a corporation with principal offices at 1155 Rene Levesque West-Suite 3500, P.O. Box 60, Montreal, PQ H2B3T6 ("Client") with respect to the following:

                                    PREMISES

WHEREAS, Consultant has rendered and continues to render valuable services to Client in connection with various management, marketing, business planning and acquisition strategies and

WHEREAS, Client desires to retain Consultant to continue to aid Client in such areas.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreement contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, Client and Consultant are as follows:

      1. Engagement of Consultant

            Client hereby retains Consultant to continue to assist Client in the following areas:

      A. Review, analyze and assist the company in the preparation of a definitive business plan describing the Company's business, financial condition and future business potential

      B. Introducing Client to potential customers "(Customers"), advising Client in connection with sales proposals to Customers and assisting the Client in negotiating sales transactions with Customers;

      C. Meeting with management and assisting management in developing an implementing marketing campaigns regarding the Client's products;

      D. Analyze and provide advice to management in connection with potential acquisition candidates including review of the financial, business and operating history of such candidates;

      E.    Introducing Client to banks, lenders and other financing sources.

      F. Advising the Client in connection with management, marketing and financing strategy;

      G. Advising the Client with respect to the structuring and funding of receivable and payables as well as the funding of capital expenditures;

      H. Introducing Client to potential business acquisitions and merger candidates ("Merger Candidates");

      I.    Inspect the assets and analyze the operations of Merger Candidates;
            and

      J. Provide advise in structuring business acquisitions and assisting Client in negotiations for the acquisition of Merger Candidates.

All the foregoing services collectively are referred to herein as the "Consulting Services".

      2. Compensation.

            Client desires for the Consultant to perform the Consulting Services on behalf of the Client as of the date of this Agreement. The Consultant acknowledges that the Client currently lacks the financial resources necessary to adequately compensate the Consultant for the Consulting Services. Accordingly, the Consultant has agreed to perform the Consulting Services on behalf of the Client and accept deferred compensation from the Client and the immediate issuance to the


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

Consultant of shares of stock equal to 23.3% of the currently outstanding common shares of Docuport (approximately 700,000 shares). Such shares shall be issued to Consultant from the present from present shareholders. At such time as Docuport becomes a publicly traded company under "504", Rexon or its assigns shall receive a consulting fee of $5,000 per month for a period of twenty-four months for such services.

      3. Terms of Agreement, Extensions and Renewals

            The term of this Agreement shall commence on the date hereof and shall expire thirty-six (36) months from the compensation date (the "Initial Consulting Period"). Thereafter, this Agreement can be extended on a month-to-month basis (the "Extension Period") by mutual agreement of the parties executed in writing specifying the compensation for the Extension Period. Such notice shall be in writing and shall be delivered at least (10) days prior to the end of the Initial Consulting Period or any subsequent extension period. In the event of termination pursuant to this paragraph, neither party shall have any further rights or obligations hereunder after the effective date of such termination except that the obligation of Client to make payments as provided for in this Agreement and to reimburse costs and expenses shall continue until paid in full by Client.

      4. Nondisclosure of Confidential Information

            In consideration for the Client entering into this Agreement, Consultant agrees that the following items used in the Clients business are secret, confidential, unique and valuable, were developed by Client at great cost and over a long period of time and disclosure of any of the items to anyone other than Client's officers, agents, or authorized employees, will cause Client irreparable injury.

      A. Non-public financial information, accounting information, plans of operations, possible mergers or acquisitions.


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

      B.    Customer lists, call lists and other confidential customer data;

      C. Memoranda, notes, records concerning the technical processes conducted by Client;

      D. Sketches, plans, drawings and other confidential research and development data or;

      E. Marketing and Manufacturing processes and the composition of Client's products.

      5. Due Diligence

            Client shall supply and deliver to Consultant all information relating to its business as may be reasonably requested by Consultant and enable Consultant to make such investigation of Client and its business prospects.

      6. Best Efforts Basis

            Consultant agrees that he will, at all times, faithfully and to the best of his experience, ability and talents, perform all the duties that may be required of and from Consultant pursuant to the terms of this Agreement. Consultant does not guarantee that his efforts will have any impact on Client's business or that any subsequent financial improvement will result of Consultant's efforts. Client understands and acknowledges that the success or failure of Consultant's efforts will be predicated on Client's assets and operating results.

      7. Client's Right to Approve Transactions

            Client expressly retains the right to approve, in its sole discretion, each and every transaction introduced by Consultant that involves Client as a party to any agreement. Consultant and Client mutually agree that Consultant is not authorized to enter into agreements on behalf of Client. It is mutually understood and agreed that Client is not obligated to accept or close on sales proposals, marketing proposals, financial transactions, any promotional proposal, acquisition or merger transactions submitted by Consultant.


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

      8. Place of Services

            The Consulting Services contemplated to be performed by Consultant will be performed at locations selected by Consultant. It is understood and expected that Consultant will make contacts with persons and entities within and/or outside the U.S. deemed appropriate by Consultant.

      9. Cost and Expenses

            Consultant shall be responsible for all out-of-pocket expenses, travel expenses, third party expenses, filing fees, copy and mailing expenses that Consultant may incur in performing Consulting Services under this Agreement, unless specifically authorized by Client.

      10. Non-Exclusive Services

            Client acknowledges that Consultant is currently providing services of the same or similar nature to other parties and Client agrees that Consultant is not prevented or barred from rendering services of the same nature or a similar nature to any other individual or entity. Consultant understands and agrees that Client shall not be prevented or barred from retaining other persons or entities to provide services of the same or similar nature as those provided by Consultant. Consultant will advise Client of its position with respect to any activity, employment, business arrangement or potential conflict of interest which may be relevant to this Agreement.

      11. All Prior Agreements Terminated

            This Agreement constitutes the entire understanding of the parties with respect to the engagement of Consultant and all prior agreements and understandings with respect thereto are hereby terminated and shall be of no force or effect.

      12. Representations and Warranties of Client

            Client hereby represents and warrants to Consultant that:


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

      A. Corporate Existence - Client is a corporation duly organized and validly existing, with corporate power to own property and carry on its business as it is now being conducted.

      B. No Conflict - This Agreement has been duly executed by Client and the execution and performance of this Agreement will not violate or result in a breach of, or constitute a default in, any agreement, instrument, judgment, decree or order to which Client is a party or to which Client is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which Client is subject.

      C. Validity of Shares - The shares issued to Consultant pursuant to paragraph 2 of this Agreement, are and will be duly authorized, validity issued, fully paid and non-assessable, free and clear of all liens and encumbrances.

      D. Authority - Client has the full legal right, power, authority and approval required to enter into, execute and deliver all the shares described in paragraph 2 of this Agreement and to fully perform all of its obligations hereunder.

      13. Representations and Warranties of Consultant

            Consultant hereby represents and warrants to Client that:

      A. Information - No representation or warranty contained herein, nor a statement in any document, certificate or schedule furnished or to be furnished pursuant to the Agreement by Consultant, or in connection with the transaction contemplated hereby, contains or contained any untrue statement of material fact.

      B. Reliance Upon Representations - The information provided pursuant to this Agreement may be relied upon by Client as true and correct as of the date of delivery of any shares received


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

            by Consultant through the execution of options hereunder. Further, Consultant represents as follows:

            (a) by reason of Consultant's knowledge and experience of financial and business matters in general and investments in particular Consultant is capable of evaluating the merits and risks of this transaction and in bearing the economic risks of an investment in the warrants and shares and the Client in general and fully understands the speculative nature of such securities and the possibility of such loss; the Consultant understands that the warrants and the shares will be fully restricted securities and that they have not been registered with the Securities and Exchange Commission or any state securities bureau. Accordingly, the shares and warrants will contain appropriate restricted stock legends; and

            (b) Consultant has had the opportunity to ask questions and receive answers concerning the terms and conditions of the shares to be issued hereby and reserved for issuance pursuant hereto and to obtain any additional information which Client possess or can acquire without reasonable effort or expense that is necessary to verify the accuracy of information furnished; and

            (c) Subsequent Events - Consultant will notify Client if subsequent to the date hereof either party incurs obligations which could compromise its efforts and obligations under this Agreement.


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

      14. Consultant is Not an Agent or Employee

            Consultant's obligations under this Agreement consist solely of the Consulting Services described herein. In no event shall Consultant be considered to act as the employee or agent of Client or otherwise represent or bind Client. For the purposes of this Agreement, Consultant is an independent contractor. All final decisions with respect to acts of Client or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by Consultant hereunder, shall be those of Client or such affiliates and Consultant shall under no circumstance be liable for any expense incurred or loss suffered by Client as a consequence of such action or decisions.

      15. Miscellaneous

      A. Authority - The execution and performance of this Agreement have been authorized by all requisite corporate action. This Agreement constitutes a valid and binding obligation of the parties hereto.

      B. Amendment - This Agreement may be amended or modified at any time in any manner only by an instrument in writing executed by the parties hereto.

      C. Waiver - All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act of occurrence shall not be deemed to be a consent to any other act of occurrence. Upon delivery of such instruction to


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

            Client, the Client shall irrevocably be bound to make such payments directly to third parties so designed.

      D.    Assignment

            (1) Neither this Agreement nor any right created by it shall be assignable by either party without the prior written consent of the other.

            (2) Nothing in this Agreement, expressed or implied, is intended to confer upon any person or parties designated below, other than the parties and their successors, any rights or remedies under this Agreement.

            (3) Notwithstanding the foregoing, the Client agrees to deliver any compensation payable to the Consultant hereunder to third parties designated by the Consultant upon Consultant's delivery to Client of written instructions to make such payments directly to third parties.

      E. Notices - Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States miails for transmittal by certified or registered mail, postabe prepaid, or when deposited with a public telegraph company for transmittal or when sent by facsimile transmission, charges prepaid provided that the communications is addressed:


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

            (1) In the case of Client to:

                                  Docuport Inc.
                       1155 Rene Levesque West-Suite 3500
                                   P.O. Box 60
                              Montreal, P.Q. H3B3T6

            (2) In the case of Consultant to:

                                  Rexon Limited
                                  P.O. Box 2321
                                  1211-Geneva 1
                                   Switzerland

            (3) With a copy to:

          Diversified Investors Capital Services of North America, Inc.
                          850 Third Avenue - 10th Floor
                               New York, NY 10022

or to such other person or addressee as may be designated by the parties to receive notice.

      F. Headings and Captions - The headings of paragraph are included solely for convenience. If a conflict exists between any heading and the text of this Agreement, the text shall control.

      G.    Intentionally Deleted

      H. Effect of Partial Invalidity - In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be constructed


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

            as if it never contained any such invalid, illegal or unenforceable provisions.

      I. Attorney's Fees - If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover actual attorney's fee from the other party. The attorney's fees may be ordered by the court in the trial of any action described in this paragraph or may be enforced in a separate action brought for determining attorney's fees.

      J. Time is of the Essence - Time is of the essence of this Agreement and of each and every provision hereof.

      K. Mutual Cooperation - The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transactions described herein.

      L. Further Actions - At any time and from time-to-time, each party agrees, at its or their expense, to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purpose of this Agreement.

      M. Indemnification - Client and Consultant agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against or imposed or incurred by either party by reason of a resulting from a breach of any


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

            representation, warrant, covenant condition or agreement of the other party to this Agreement.

      N. No Third Party Beneficiary - Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement unless this Agreement specifically states such intent.

      0. Facsimile Counterparts - If a party signs this Agreement and transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement.

      P. Governing Law - The parties agree that in the event of any dispute under this Agreement, the laws of the State of New York will control, and any actions brought under this Agreement shall be brought in an appropriate court in the State of New York. This is agreed to without regard to any conflict of law issues that might otherwise arise.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date herein above written.

                                    REXON LIMITED

                                    By: /s/ Nicole Didi
                                       -----------------------------


                                    DOCUPORT, INC.

                                    By: /s/ Raja Tuli
                                       -----------------------------


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